Exhibit 23.4
Consent of PricewaterhouseCoopers LLP
We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated April 9, 2007, except for Note 2 as to which the date is March 13, 2009 relating to the financial statements, which appears in Tecumseh Product Company’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan
March 26, 2009